BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                            Year ended
                                                                                         December 31, 2002
                                                                                    ($ million, except ratios)
                                                                                            (Unaudited)

Profit before taxation                                                                         11,264

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                                                  (259)

Captalized interest                                                                              (100)
                                                                                              -------
Profit as adjusted                                                                             10,905
                                                                                              -------

Fixed charges:

    Interest net of interest expense of joint ventures and associated
    undertakings and unwinding of discount for provisions                                         926
    Rental expense representative of interest                                                     453
    Capitalized interest                                                                          100
                                                                                              -------
                                                                                                1,479
                                                                                              -------

Total adjusted earnings available for payment of fixed charges                                 12,384
                                                                                              =======

Ratio of earnings to fixed charges                                                                8.4
                                                                                              =======

Total adjusted earnings available for payment of fixed charges, after taking
account of adjustments to profit before taxation to accord with US GAAP (a)                    13,583
                                                                                              =======

Ratio of earnings to fixed charges with adjustments to accord with US GAAP                        9.2
                                                                                              =======

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(a)  See Note 15 of Notes to Consolidated Financial Statements.